CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 1998 which appears on page F-2 of Icon CMT Corp.'s Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Stamford, Connecticut
May 1, 1998